UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”) that was convened on Friday, May 15, 2015, and adjourned to Monday, June 1, 2015. The reconvened 2015 Annual Meeting will be held at 8:45 a.m., EDT, on Monday, June 1, 2015, at American Water’s offices in Voorhees, NJ.

Script of Video Presentation Posted to American Water Intranet on May 18, 2015

Attached hereto is the script of a video presentation by Susan N. Story, American Water’s President and Chief Executive Officer, posted on American Water’s intranet on Monday, May 18, 2015, informing employees that the 2015 Annual Meeting was convened on Friday, May 15, 2015, and adjourned to Monday, June 1, 2015, to allow stockholders additional time to vote. The video presentation reminds employees who are stockholders of American Water that they still have time to vote or change their vote with respect to the proposals to be considered at the 2015 Annual Meeting which are described in the 2015 Annual Meeting Proxy Statement.

Additional Information and Where To Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.

SCRIPT OF VIDEO PRESENTATION POSTED ON AMERICAN WATER INTRANET ON MAY 18, 2015

Last Friday, we made the decision to adjourn our Annual Meeting. This means that we deferred voting on the proposals described in our Annual Meeting proxy statement until June 1, 2015.

The legal term for this is “adjournment” and it allows the company’s stockholders extra time to vote their shares on the six proposals that are before stockholders.

When the meeting reconvenes on June 1, it will be a simple procedural meeting where stockholders will vote on all six proposals and we will tally the votes for each proposal and relay the voting results of each proposal in a filing we will make with the SEC later that day or soon thereafter.

We made the decision to adjourn the Annual Meeting based on feedback we heard from stockholders. Several of our institutional investors indicated they needed more time to consider the company’s proposals.

Since these proposals are important to our business, we wanted to ensure our stockholders had enough time to fully consider each proposal and make informed voting decisions.

If you are a stockholder, and have not voted or wish to change your vote, we encourage you to do so. The more shares you own, the more impact your vote has. For more information on each proposal, please go to the Annual Reports and Proxy Statements section of our website at ir.amwater.com.

If you are a stockholder, you own part of this company. Make sure your voice is heard and vote.

If you need assistance, please contact Investor Relations at 856-566-4005. Please vote at www.proxyvote.com.

Thanks again. We want to make sure all votes are counted.